Exhibit 99.1

Landos Biopharma Provides Business Update and
Reports First Quarter 2023 Results

NEXUS Phase 2 Clinical Trial of NX-13 for Ulcerative Colitis Initiated

NEXUS Top-line Results Planned for Q4 2024

Sufficient Cash to Fund Planned Operations into First Half of 2025

NEW YORK, May 12, 2023 –– Landos Biopharma, Inc. (NASDAQ: LABP), a clinical-stage biopharmaceutical company developing novel, oral medicines for patients with autoimmune diseases, today provided a business update and announced financial results for the first quarter ended March 31, 2023.

“We continue to execute on a focused strategy for the NX-13 program to maximize value for our shareholders,” said Gregory Oakes, President and CEO of Landos. “Our NEXUS Phase 2 study of NX-13 in UC is designed to advance this important program with a goal to generate meaningful data and build on the promising early signals of clinical improvement from our Phase 1b trial. We firmly believe in the potential of NX-13 to transform the current treatment paradigm for patients with moderate-to-severe UC.”

Clinical Development Updates

NX-13 is a novel, oral, gut-selective, NLRX1 agonist in development as a once-daily treatment for ulcerative colitis (UC).

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In April 2023, the Company initiated the NEXUS Phase 2 proof-of-concept clinical trial of NX-13 with our first site activations. The Phase 2 study is a randomized, statistically powered, multicenter, double-blind, placebo-controlled, multiple dose, 12-week induction study evaluating 80 patients with moderate to severe UC with a long-term extension (LTE) period out to one year. All subjects will be randomized to receive either 250 mg or 750 mg immediate release NX-13 treatment regimens, or placebo. The primary objective of the trial will be to evaluate the clinical efficacy, safety and pharmacokinetics of oral NX-13 vs placebo (NCT05785715 ClinicalTrials.gov).
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The NEXUS trial remains on track to begin dosing patients in the second quarter of 2023 with topline results expected by the fourth quarter of 2024.

Corporate Updates

The Company has taken important steps to strengthen its operations and sharpen its near-term strategic focus on advancing the clinical development of NX-13 including the following:

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Secured $16.6 million in net proceeds from the sale of pre-funded warrants in January 2023.
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Transferred the LANCL portfolio, including omilancor, LABP-104 and LABP-111, to Dr. Josep Bassaganya-Riera and certain affiliated individuals and entities in February 2023.

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Repurchased and retired 9.1 million shares of common stock owned by Dr. Josep Bassaganya-Riera and certain affiliated individuals and entities for an aggregate price of $3.0 million in February 2023.

Summary of First Quarter 2023 Results

Cash, cash equivalents and marketable securities were $50.0 million as of March 31, 2023, as compared to $44.4 million on December 31, 2022. The Company expects that its cash position will be sufficient to fund operating expenses and capital requirements into the first half of 2025.

Research and development expenses were $3.3 million for the first quarter of 2023, compared to $10.8 million for the first quarter of 2022. The decrease was primarily attributed to reduced clinical activities for omilancor and LABP-104 programs due to the wind down of the related clinical trials, as well as decreases in consulting costs and depreciation expense.

General and administrative expenses were $3.2 million for the first quarter of 2023, compared to $4.2 million for the first quarter of 2022. The decrease was primarily attributable to a decrease in consulting costs and stock-based compensation, as well as a prior year loss on a lease termination that didn’t recur in the current period, partially offset by increases in legal fees associated with the asset purchase agreement entered into with Dr. Josep Bassaganya-Riera and certain affiliated individuals and entities.

About Landos Biopharma

Landos Biopharma is a clinical stage biopharmaceutical company focused on the development of first-in-class, oral therapeutics for patients with autoimmune diseases. Our mission is to create safer and more effective treatments that address the therapeutic gap in the current treatment paradigm.

We have a portfolio of novel targets anchoring two libraries of immunometabolic modulation pathways, including four potentially first-in-class, once-daily, oral therapies targeting eight indications in the immunology space.

We are currently focused on advancing the clinical development of NX-13 in UC. We initiated our NEXUS Phase 2 proof-of-concept trial in April 2023 and expect to report topline results by the fourth quarter of 2024.

For more information, please visit www.landosbiopharma.com.

Cautionary Note on Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects for Landos Biopharma, Inc. (the “Company”), including statements about the Company’s strategy, clinical development and regulatory plans for its product candidates and other statements containing the words “anticipate”, “plan”, “expect”, “may”, “will”, “could”, “believe”, “look forward”, “potential”, the negatives thereof, variations thereon and similar expressions, or any discussions of strategy constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, including the Phase 2 trial of NX-13, availability and timing of data from such clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates, our anticipated cash runway and other similar risks. Risks regarding the Company’s business are described in detail in its Securities and Exchange Commission (“SEC”) filings, including in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts

Investors

Patrick Truesdell, Vice President, Controller and Principal Accounting Officer

Landos Biopharma

ir@landosbiopharma.com

John Mullaly

LifeSci Advisors, LLC

jmullaly@lifesciadvisors.com

Landos Biopharma, Inc. Unaudited Condensed Consolidated Statements of Operations (in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$ 3,326	$ 10,800
General and administrative	3,153	4,153
Total operating expenses	6,479	14,953
Loss from operations	(6,479)	(14,953)
Other income, net	445	89
Net loss	$ (6,034)	$ (14,864)
Net loss per share, basic and diluted	$ (0.09)	$ (0.37)
Weighted-average shares used to compute net loss per share, basic and diluted	64,842,336	40,254,890

Landos Biopharma, Inc. Condensed Consolidated Balance Sheets (in thousands)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 45,244	$ 36,640
Marketable securities, available-for-sale	4,762	7,762
Prepaid expenses and other current assets	1,178	851
Total current assets	51,184	45,253
Total assets	$ 51,184	$ 45,253

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,298	$ 3,435
Accrued liabilities	1,862	2,687
Total current liabilities	4,160	6,122
Total liabilities	4,160	6,122
Commitments and contingencies
Stockholders’ equity:
Common stock	312	403
Additional paid-in capital	186,094	172,212
Accumulated other comprehensive loss	79	(57)
Accumulated deficit	(139,461)	(133,427)
Total stockholders’ equity	47,024	39,131
Total liabilities and stockholders’ equity	$ 51,184	$ 45,253